                                 Exhibit 10.18
                Letter Agreement Between BioLynx.Com, Inc. and
               Recognition Systems, Inc. Dated November 18, 1999
              With Respect to the Sale of Biometric Hand Readers

                                                                   Exhibit 10.18
RECOGNITION SYSTEMS, INC.
-------------------------
1520 Dell Avenue, Campbell, California 95008
PHONE: 408-364-6960   FAX: 408-370-3679



Mr. Pat Tolle
BioLynx
5617 Grissom Road
San Antonio, TX 78238


Dear Pat:

  We at Recognition Systems, Inc. would like to thank BioLynx for deciding to become a "Level 2 Business Partner with Recognition Systems, Inc. The following will formalize our pricing arrangement and Business Partnership policies including: Pricing, Order Conditions, and Sales/Marketing Issues. After reviewing the following items an acknowledgment and agreement from both parties is necessary to begin the Business Partner Program.


A.  From Recognition Systems ("RSI" or "we"):

1. The pricing for BioLynx is shown in Exhibit A, BioLynx HandPunch(R) Prices and Conditions.

2. When BioLynx has fully integrated our reader with their Time and Attendance application we will recommend BioLynx as a source of time and attendance software solution to end users who come to us for information in your area. RSI understands that BioLynx is an international company that provides services across the United States and abroad.

3. Through our company, we can provide HandPunch(R) training material for you to reproduce and to distribute to your sales force. This would cover its operation and benefits of using it as an input data collector. We will offer BioLynx a special demo Unit at $ 800. This offer is valid at one per sales office. BioLynx is responsible for providing a list of locations of operation.

4. We can make our security dealers aware of our relationship with BioLynx so they can provide referrals to you, when appropriate, for time and attendance applications.

5. We will provide our HandPunch data sheet to BioLynx at no cost. BioLynx may duplicate this data sheet and the HandPunch training materials for internal use and for distribution to clients and potential clients. Any materials copied by BioLynx will bear any copyright, trademark and other intellectual property protections, if any, contained in the originals.

6. RSI agrees to indemnify BioLynx and to hold it harmless from and against any and all claims, costs, fees and expenses (including reasonable legal fees) relating to actual or alleged infringement of any patent, copyrights, trademark or trade secret asserted against BioLynx by virtue of Customer's use of RSI's standard terminals and associated documentation ("Units") as delivered to BioLynx, provided that RSI is given prompt written notice of any such claim and has sole control over the investigation, preparation, defense and settlement of such claim, and further provided that BioLynx reasonably cooperates with RSI in connection with the foregoing and provides RSI with all information in BioLynx possession related to such claim and further assistance as reasonably requested by RSI.

   Should any or all of the Units as delivered by RSI become, or in RSI's reasonable opinion be likely to become, the subject of any such claim, RSI may at its option procure for BioLynx the right to continue to use the affected Units as contemplated hereunder or may replace or modify the affected Units to make their use non-infringing, or should such options not be available at reasonable expense, then RSI may terminate this Agreement with respect to the affected Units upon thirty (30) days prior written notice to BioLynx. In such event of termination, BioLynx shall be entitled to a pro-rata refund of all fees paid to RSI for the affected Units, which refund shall be calculated using a five year straight-line depreciation commencing with the date of the Agreement. All equipment will be returned to RSI.

B. From BioLynx:

1. BioLynx understands that in order to obtain the preferred pricing set forth in Exhibit A to this Agreement, it must purchase 250 HandPunch(R) Units in a 12-month period of time. The 12 month period starts at the beginning of the following month of the signing date, plus a start up period of 6 months.

2. BioLynx agrees to add the HandPunch(R) terminal to its own catalog if provided, and promote the HandPunch(R) terminal as an available time and attendance terminal. BioLynx recognizes the HandPunch(R) time and attendance terminal as a biometric solution. As of the date of this Agreement, BioLynx is not developing, manufacturing or marketing any products that incorporate biometrics and is entering into this Agreement so that it can broaden its product line to include a biometric offering. Notwithstanding the forgoing, RSI understands that BioLynx acquires and/or develops other technologies from time to time and may acquire and/or develop software and/or equipment that perform similar functions to RSI's products. RSI agrees that entering into this Agreement shall not preclude BioLynx from acquiring and/or developing software and/or equipment that performs similar functions to RSI's products without obligation to RSI, provided that BioLynx does not reverse compile RSI's software or otherwise use RSI's proprietary or confidential information for developing, manufacturing or commercializing such software and/or equipment and that BioLynx complies with the paragraph below.

   BioLynx shall notify RSI in writing of its intent to manufacture or market products that incorporate biometrics (other than the HandPunch(R) terminal) thirty (30) days prior to the first shipment of Units. Specifically excluded are Units shipped as part of the development process for testing, including those Units shipped to customers for the purpose of assessing product suitability for the market (unless BioLynx acquires another company that is engaged in the manufacturing or marketing of products that incorporate biometrics, in which case BioLynx shall notify RSI within (5) business days after the first to occur of the execution of a binding letter or agreement regarding such acquisition or the closing of such acquisition).

3. BioLynx agrees to provide primary technical support to its clients, and to maintain an appropriate quantity of spare Units for its client base. RSI agrees to provide technical training to BioLynx at no charge, at RSI's facility. Training consists of one to two days of training covering trouble shooting, repairs, and technical procedures. Three to four technical representatives from BioLynx are able to be trained per session. RSI uses the "train the trainer" method and the intent of our training sessions is that the trained BioLynx representatives will become BioLynx primary source for additional training.

4. BioLynx agrees to create and maintain software that allows the HandPunch(R) to be a data collection device for end user application(s) such as a time and attendance software package. RSI will provide to BioLynx the communication protocol needed to communicate to the HandPunch(R) terminal. Software created by BioLynx is retained (owned) solely by BioLynx.

5. BioLynx agrees to provide RSI with information defining where, by state, each HandPunch(R) Unit sold to BioLynx is eventually installed. This information will be provided on a quarterly bases. RSI needs this information because our manufacturer representatives are paid a commission by us, based on Units sold and shipped into their territories. The information you provide will allow us to pay commissions to our appropriate manufacturer representatives.

6. This agreement is valid from the date of signing until the end of the 12 month period time defined in paragraph B1. The Agreement can be renewed upon the mutual agreement of BioLynx and Recognition Systems, Inc. This Agreement can be terminated by either party upon 120 days' prior written notice to the other party.

7. RSI Agrees to provide the Warranty specified in Exhibit B.

CONFIDENTIALITY. The parties named within this Agreement understand that information received from the other party, and labeled as "Confidential Information" by stamp, legend, or notice, will not be disclosed to any other party, and will hold such Confidential Information in confidence and will disclose it only to those employees of the receiving party having a need to know and will advise each such employee of the terms of this Agreement and their duty to hold the information in confidence as provided herein.

Neither this Agreement nor any disclosure of Confidential Information hereunder shall be construed to grant the receiving party any rights, license or immunity, either directly or by implication, estoppel or otherwise, in or under any pending, issued or after-acquired patents or patent applications or copyrights or other intellectual property rights, except as expressly required for the restricted activities of the receiving party under this Agreement. The receiving party agrees that the Confidential Information furnished under this Agreement will be accepted and used on an "as is" basis. The receiving party will bear all risk and liability for the use of such Confidential Information and will not make any claim or charges against the other party.

RELATIONSHIP OF THE PARTIES. The parties acknowledge that they are independent contractors. Neither BioLynx nor RSI shall in any way represent itself as a partner, joint-venturer, agent, employee or general representative of the other.

NOTICES. All notices, requests, consents, demands and other communications provided for by this Agreement shall be in writing and shall (unless otherwise specifically provided herein) be deemed given when mailed at any general branch United States Post Office enclosed in a registered or certified postpaid envelope, addressed to the parties at the addresses set forth below or to such changed address as each party may designate by notice to the other.


If to BioLynx:                          If to Recognition Systems, Inc.

Biolynx.Com, Inc.                       1520 Dell Avenue
5617 Grissom Road                       Campbell, California 95008
San Antonio, Texas 78238                Attention: Scott Grabowski
Attention: Pat Tolle

Provided, however, that any notice of change of address shall be effective only upon receipt.

MODIFICATION: This Agreement shall not be modified in any way except by a writing signed by both BioLynx and RSI.

                    Acceptance of Business Partner Program


If the Business Partner Agreement is satisfactory to BioLynx, please sign in the appropriate sections below. We at Recognition Systems look forward to a long and lasting relationship with BioLynx.



  Agreed:

  For:         BioLynx                            Recognition Systems

  Name:        John D. Walker II                  Lou Tilton

  Signed:      /s/ John D. Walker II              /s/ Lou Tilton

  Title:       Pres.                              President

  Date         11-19-99                           11-18-99

                                   Exhibit A
                           BUSINESS PARTNER PRICING

              Business Partner 2 HandPunch Prices and Conditions

HandPunch 2000, 3000, 4000

Quantity:       Up to 199      200-399          400-799        800-1599

HP-2000:        $900.00*       all quantities
HP-3000:        $1200.         $1100.           $1050.         $1000.
HP-4000:        $1500.         $1400.           $1300.         $1250.

HandPunch RR/RS/RT/RW or HandPunch Plug & Punch

HP-RR/RS:       $1500.         $1400.           $1300.         $1200
HP-RT:          $1400.         $1325.           $1275.         $1200.
HP-RW:          $2000.         All quantities.

Plug N Punch
HP-RSD:         $1500.         $1400.           $1300.         $1200.
HP-RSM:         $1650.         $1550.           $1450.         $1350.

Quantities are calculated as the sums of HP-3000 and HP-4000 or the sums of RR/RS/RT/RW


Once the Business Partner's cumulative deliveries are greater than the upper quantity value for a given column, the next column pricing will take effect for subsequent purchases made in the remainder of the 12 month term.

*HP-2000 does not apply to cumulative quantity discounts.

                          BUSINESS PARTNER PRICE LIST
                              TIME AND ATTENDANCE
                                  April 1999

                 ITEM                                                           BUSINESS PARTNER ONLY
==================================================================================================================================

                                           Business Partner                                                   List Price
                                           ----------------                                                   ----------
HandPunch Terminals                         All Quantities
-------------------                         --------------

HP-2000   HandPunch 2000                          750                                                             1595

          Power Supply (Must Specify)
          PS-100 (110V AC to 13.5 DC)
          PS-220 (220V AC to 13.5 DC)

Includes:                                                .     Memory for 512 Users
                                                         .     One Year Parts and Labor Warranty
                                                         .     Installation/Operation Manual
==================================================================================================================================
                                            Business Partner                            Dealer                 ListPrice
                                            ----------------                            ------                 ---------
HandPunch Terminals
-------------------
                                        1-199         200+         400+         1-24          25+
                                        -----         ----         ----         ----         ----
HP-3000  HandPunch 3000                  950          900          875          1450         1400                2295

         Power Supply (Must Specify)
         PS-100 (110V AC to 13.5 DC)
         PS-220 (220V AC to 13.5 DC)

Includes:                                                .    Memory for 512 Users
                                                         .    One Year Parts and Labor Warranty
                                                         .    Installation/Operation Manual
----------------------------------------------------------------------------------------------------------------------------------

        ITEM                                        BUSINESS PARTNER ONLY
================================================================================

Quantities are calculated as the sums of HP-3000 and HP-4000 only.

Once the Business Partner's cumulative deliveries are greater than the upper quantity value for a given column, the next column pricing will take effect for subsequent purchases made in the remainder of the 12 month term.

*HP-2000 does not apply to cumulative quantity discounts.

                                        Business Partner                           Dealer                   ListPrice
                                        ----------------                           ------                   ---------
HandPunch Terminals
-------------------
                                     1-199       200+        400+         1-25          25+
                                     -----       ----        ----         ----         ----
HP-4000  HandPunch 4000               1300       1250        1225         1800         1750                   2995

         Power Supply (Must Specify)
         PS-100 (110V AC to 13.5 DC)
         PS-220 (220V AC to 13.5 DC)

Includes:                                                .    Memory for 530 Users
                                                         .    One Year Parts and Labor Warranty
                                                         .    Installation/Operation Manual

Quantities are calculated as the sums of HP-3000 and HP-4000 only.

Once the Business Partner's cumulative deliveries are greater than the upper quantity value for a given column, the next column pricing will take effect for subsequent purchases made in the remainder of the 12 month term.

*HP-2000 does not apply to cumulative quantity discounts.

                          BUSINESS PARTNER PRICE LIST
                                  April 1999

------------------------------------------------------------------------------------------------------------------------------------
       2000           3000         4000    Option                                        BP              Dealer            List
------------------------------------------------------------------------------------------------------------------------------------
                                                      System Options
                                                      --------------
------------------------------------------------------------------------------------------------------------------------------------
                        X                EM-801       Memory Expansion                   125              150              225
                                                      9,728 Users
------------------------------------------------------------------------------------------------------------------------------------
                        X                EM-803       Memory Expansion                   275              350              450
                                                      32,512 Users
------------------------------------------------------------------------------------------------------------------------------------
                                    X    EM-805       Memory Expansion                   150              175              250
                                                      3,498 Users
------------------------------------------------------------------------------------------------------------------------------------

                                                      System Accessories
                                                      ------------------
------------------------------------------------------------------------------------------------------------------------------------
                        X           X    KP-201       Request for Exit Keypad            160              175              250
------------------------------------------------------------------------------------------------------------------------------------
                        X                BC-100       Barcode Reader Wall Mount-Swipe    315              350              500
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X    BB-200       Operational Battery Backup          65               90              140
                                                      W/Power Management Board
------------------------------------------------------------------------------------------------------------------------------------

                                                      Networking Accessories
                                                      ----------------------
------------------------------------------------------------------------------------------------------------------------------------
                        X           X    EN-200       Ethernet Communications Module     325              400              495
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X    MD-500       Internal 14.4K Dial Up Model       150              200              250
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X    DC-101P      Data Converter w/power supply       80               90              120
------------------------------------------------------------------------------------------------------------------------------------

                                                      Spare Parts
                                                      -----------
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X     80100-5002  Power Supply 120 VAC to 13.5 VDC    20               30               45
                                                      W/connector
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X     80100-5004  Power Supply 220 VAC to 13.5 VDC    20               30               45
                                                      W/connector
------------------------------------------------------------------------------------------------------------------------------------

                                                      Interface Software
                                                      ------------------
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X    PNET-G       Punch Net Software                 N/C              100              150
                                                      HandPunch Communications Software
------------------------------------------------------------------------------------------------------------------------------------
         X              X           X    DLL-X        RSI DLL for Windows operating      N/C              N/C              N/A
                                                      systems
------------------------------------------------------------------------------------------------------------------------------------

               Note: A DC-101 P is required at the computer to communicate with HandPunch units hard wired to it. A user supplied modem is required at the computer to communicate with HandPunch units with internal modems.

------------------------------------------------------------------------------------------------------------------------------------
       2000           3000         4000    Option                                        BP              Dealer            List
------------------------------------------------------------------------------------------------------------------------------------
                                                      Manuals
                                                      -------
------------------------------------------------------------------------------------------------------------------------------------
        X                                HP 21-MAN    HandPunch 2000 Operations Manual    10              15                25
------------------------------------------------------------------------------------------------------------------------------------
        X                                HP 22-MAN    HandPunch 2000 Installation         10              15                25
                                                      Manual
------------------------------------------------------------------------------------------------------------------------------------
        X                                HP 23-MAN    HandPunch 2000 Quick Reference       2               3                 5
                                                      Card
------------------------------------------------------------------------------------------------------------------------------------
                       X                 HP 31-MAN    HandPunch 3000 Operations Manual    10              15                25
------------------------------------------------------------------------------------------------------------------------------------
                       X                 HP 32-MAN    HandPunch 3000 Installation         10              15                25
                                                      Manual
------------------------------------------------------------------------------------------------------------------------------------
                       X                 HP 33-MAN    HandPunch 3000 Quick Reference       2               3                 5
                                                      Card
------------------------------------------------------------------------------------------------------------------------------------
                                    X    HP 41-MAN    HandPunch 4000 Operations Manual    10              15                25
------------------------------------------------------------------------------------------------------------------------------------
                                    X    HP 42-MAN    HandPunch 4000 Installation         10              15                25
                                                      Manual
------------------------------------------------------------------------------------------------------------------------------------
                                    X    HP 43-MAN    HandPunch 4000 Quick Reference       2               3                 5
                                                      Card
------------------------------------------------------------------------------------------------------------------------------------
                              X     X    PN-MAN       PunchNet Interface Software         10              15                25
                                                      Manual
------------------------------------------------------------------------------------------------------------------------------------

                       *Items cannot be Field Installed

          TERMS: Domestic: Net 30 on credit approval, F.O.B. Factory Prices Subject to Change. All prices are shown in U.S.
                                         Dollars

Wire Transfer Information
Beneficiary: Recognition Systems, Inc.
Account No.: 5800047200
Receiving Bank: LaSalle National Bank, Chicago, IL
Bank Routing: # 0710 0050 5
SWIFT CODE (for international transfers): LASLUM44

                                   Exhibit B
                               LIMITED WARRANTY

     Recognition Systems, Inc. (the "Company") warrants to the original user the products manufactured by the Company (the "Product") to be free of defects in material and workmanship and perform in accordance with RSI's published specification for a period of one year from the date of purchase by such user or 15 months from the date of shipment from the factory, whichever is sooner, provided:

a. The Company has been notified within such period by return of any alleged defective product, free and clear of all liens and encumbrances, to the Company or its authorized dealer, transportation prepaid; and

b. The Product has not been abused, misused or improperly maintained and/or repaired during such period; and

c.   Such defect has not been caused by ordinary wear and tear; and

d. Such defect is not the result of acts of nature such as, but not limited to, voltage surges/brownouts, lightning, water damage/flooding, fire, explosion, earthquakes, tornadoes, acts of aggression/war or similar phenomenon; and

e. Accessories used as integral to the Product have been approved by the Company.

The company shall, at its option, either repair or replace, free of charge, the Product found, upon the Company's inspection, to be so defective, or if agreed upon, refund the purchase price, less a reasonable allowance for depreciation, in exchange for the product.

THE COMPANY MAKES NO OTHER WARRANTY AND ALL IMPLIED WARRANTIES INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE LIMITED TO THE DURATION OF THE EXPRESSED WARRANTY PERIOD AS SET FORTH ABOVE.

THE COMPANY'S MAXIMUM LIABILITY THEREUNDER IS LIMITED TO THE PURCHASE PRICE OF THE PRODUCT, IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES OF ANY NATURE ARISING FROM THE SAME OR THE USE OF THE PRODUCT, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER AGREEMENT.

Recognition Systems reserves the right to make changes in the design of any of its products without incurring any obligation to make the same change on units previously purchased.